Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

December 18, 2013	NEW YORK METRO

CONTACT: MFA Investor Relations	NYSE: MFA
800-892-7547
www.mfafinancial.com

MFA Financial, Inc. Announces Appointment of

Lead Director George H. Krauss as Non-Executive Chairman

NEW YORK — MFA Financial, Inc. (NYSE:  MFA) announced today that its Board of Directors has appointed George H. Krauss, currently the company’s Lead Director, as MFA’s non-executive Chairman effective January 1, 2014.  Mr. Krauss will assume the role of Chairman from Stewart Zimmerman, MFA’s Chairman and Chief Executive Officer, who is resigning from the company’s Board of Directors concurrent with his previously announced retirement as CEO at the end of 2013.

Mr. Krauss has been a director of MFA since 1997 and has been the Board’s Lead Director since May 2012.  Mr. Krauss has been a Managing Director of The Burlington Capital Group, LLC since 2010 and was a consultant to Burlington Capital from 1997 to 2010.  From 1972 to 1997, Mr. Krauss practiced law with Kutak Rock LLP, serving as such firm’s managing partner from 1983 to 1993, and, from 1997 to 2006, was Of Counsel to such firm.

MFA is a real estate investment trust primarily engaged in the business of investment, on a leveraged basis, in Agency and Non-Agency residential mortgage-backed securities.